Exhibit 99.1

Investor Relations:	Media and Analyst Contact:
Brian Norris	CHEN PR
Acme Packet	Chris Carleton
+1 781.328.4790	+1 781.672.3115
bnorris@acmepacket.com	ccarleton@chenpr.com
Acme Packet Reports Record Revenue and Earnings in Fourth Quarter of 2010
— Fourth Quarter Revenues of $70.2 million, up 70% Year-Over-Year and 24% Sequentially —
— Fourth Quarter GAAP EPS of $0.21 and Non-GAAP1 EPS of $0.26 —
— Company Raises 2011 Revenue and Non-GAAP EPS Estimates —
Bedford, Massachusetts — February 1, 2011 — Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, today announced record results for the fourth quarter ended December 31, 2010 and raised its business outlook for 2011. All earnings per share results are on a fully diluted basis unless otherwise noted.
Results for the Fourth Quarter of 2010
Total revenue for the fourth quarter of 2010 was $70.2 million, an increase of 70% compared to $41.3 million in the fourth quarter of 2009 and an increase of 24% compared to $56.6 million in the third quarter of 2010. Net income for the fourth quarter of 2010 was $14.5 million, or $0.21 per share, compared to $9.1 million, or $0.14 per share in the fourth quarter of 2009 and $10.5 million, or $0.15 per share, in the third quarter of 2010. Net income on a non-GAAP1 basis for the fourth quarter of 2010 was $17.9 million, or $0.26 per share, compared to $6.8 million, or $0.11 per share, in the fourth quarter of 2009, and $13.6 million, or $0.20 per share, in the third quarter of 2010.
Results for 2010
Total revenue in 2010 was $231.2 million, an increase of 63% compared to $141.5 million in 2009. Net income in 2010 was $43.0 million, or $0.63 per share, compared to $17.1 million, or $0.28 per share, in 2009. Net income on a non-GAAP1 basis in 2010 was $54.5 million, or $0.80 per share, compared to $21.3 million, or $0.35 per share, in the same period last year.

Company Raises Business Outlook for 2011
The Company today raised its full year business outlook for 2011. The Company’s outlook is based on the current indications for its business, which may change at any time.

Business Outlook for Year Ending December 31, 2011
	Issued	Issued
Estimate	October 28, 2010	February 1, 2011
Total revenue (in millions)	$286-$287	Approximately $300
GAAP diluted EPS	$0.77-$0.78	Approximately $0.76
Non-GAAP[1] diluted EPS	$0.99-$1.00	Approximately $1.05
Diluted share count (in millions)	—	71.0
The Company expects net income on a non-GAAP1 basis to differ from net income on a GAAP basis in 2011 as it is expected to exclude estimated stock-based compensation expense of approximately $19.1 million, or $0.27 per share, and amortization of acquired intangible assets of approximately $1.1 million, or $0.02 per share. A reconciliation of the Company’s expected GAAP to non-GAAP1 business outlook, and a statement as to the use of non-GAAP1 financial measures, is included at the end of this press release.
Company to Host Live Conference Call and Webcast
The Company’s management team plans to host a live conference call and webcast at 4:30 p.m. eastern standard time today to discuss the financial results as well as management’s outlook for the business. The conference call may be accessed in the United States by dialing (800) 230-1951 and using access code “APKT”. The conference call may be accessed outside of the United States by dialing +1 612.332.0226 and using access code “APKT”. The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at www.ir.acmepacket.com. A replay of the conference call will be available approximately two hours after the call by dialing (800) 475-6701 and using access code 186975 or by accessing the webcast replay on the Company’s investor relations website.

[1]	A reconciliation of GAAP to non-GAAP results, and a statement on the use of non-GAAP financial measures, is included at the end of this press release.
About Acme Packet
Acme Packet (NASDAQ: APKT), the leader in session border control solutions, enables the delivery of trusted, first-class IP communications, powering a new generation of applications and services for voice, data, video, multimedia and unified communications. Our Net-Net product family fulfills demanding security, interoperability, service assurance and regulatory requirements in service provider, enterprise and contact center networks. Based in Bedford, Massachusetts, Acme Packet designs and manufactures its products in the USA, selling them through over 140 reseller partners worldwide. More than 1,270 customers in 105 countries have deployed over 11,000 Acme Packet systems, including 90 of the top 100 service providers and 30 of the Fortune 100. For more information visit www.acmepacket.com.
Acme Packet, Inc. Safe Harbor Statement
Statements contained herein that are not historical fact (including those in the section “Company Raises Business Outlook for 2011”) may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate to, among other things, expected financial and operating results, expected growth rates, future stock-based compensation and amortization expenses, future business prospects and market conditions. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated. These include, but are not limited to: the amount of stock-based compensation awarded; the applicable Company stock price used to determine stock-based compensation; difficulties expanding the Company’s customer base; difficulties leveraging market opportunities; difficulties providing solutions that meet the needs of customers; poor product sales; long sales cycles; difficulties developing new products; difficulties in relationships with vendors and partners; higher risks in international operations; difficulties managing rapid growth; difficulties managing the Company’s financial performance; the ability to hire and retain employees and appropriately staff operations; the Company’s cash needs; the impact of new accounting pronouncements and increased competition. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Acme Packet, Inc.
Condensed Consolidated Statements of Income
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Revenue:
Product	$57,346	$32,124	$186,798	$107,144
Maintenance, support and service	12,886	9,139	44,434	34,314

Total revenue	70,232	41,263	231,232	141,458

Cost of revenue (a) (b):
Product	8,980	6,333	31,866	21,613
Maintenance, support and service	2,301	1,765	9,265	5,668

Total cost of revenue	11,281	8,098	41,131	27,281

Gross profit	58,951	33,165	190,101	114,177

Operating expenses (a) (b):
Sales and marketing	23,005	15,996	73,067	53,643
Research and development	9,330	7,685	35,565	28,198
General and administrative	4,286	2,631	15,071	12,305
Merger and integration-related costs	223	—	223	1,102

Total operating expenses	36,844	26,312	123,926	95,248

Income from operations	22,107	6,853	66,175	18,929

Other income, net	27	25	381	175

Gain on acquisition of business	—	4,293	—	4,293

Income before provision for income taxes	22,134	11,171	66,556	23,397

Provision for income taxes	7,624	2,096	23,519	6,291

Net income	$14,510	$9,075	$43,037	$17,106

Net income per share:
Basic	$0.23	$0.16	$0.69	$0.30
Diluted	$0.21	$0.14	$0.63	$0.28

Weighted average number of common shares used in the calculation of net income per share:
Basic	63,867,523	58,423,418	62,002,543	57,077,639
Diluted	69,418,243	63,446,095	67,915,525	61,551,040

(a) Amounts include stock-based compensation expense, as follows:
Cost of product revenue	$204	$120	$761	$501
Cost of maintenance,support and service revenue	343	155	1,080	570
Sales and marketing	2,067	1,169	7,406	4,706
Research and development	1,259	902	4,810	3,440
General and administrative	655	294	2,416	1,143

(b) Amounts include amortization of acquired intangible assets, as follows:
Cost of product revenue	399	238	1,536	585
Sales and marketing	45	41	179	68
Research and development	11	17	45	53

Acme Packet, Inc.
Statement on Use of Non-GAAP Financial Measures and
Reconciliation of Non-GAAP Net Income and Non-GAAP Net Income Per Share
(in thousands, except per share data)
(unaudited)
     Statement on Use of Non-GAAP Financial Measures:
     The Company uses the financial measures “non-GAAP net income”, “net income on a non-GAAP basis”, “non-GAAP net income per share” and “net income per share on a non-GAAP basis” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of “non-GAAP net income”, “net income on a non-GAAP basis”, “non-GAAP net income per share” and “net income per share on a non-GAAP basis” is not meant to be a substitute for “net income” or “net income per share”, presented in accordance with GAAP, but rather should be evaluated in conjunction with net income and net income per share. The Company’s management believes that the presentation of “non-GAAP net income”, “net income on a non-GAAP basis”, “non-GAAP net income per share” and “net income per share on a non-GAAP basis” provides useful information to investors because these financial measures exclude stock-based compensation expense which is a non-cash charge, as well as amortization of acquired intangible assets and merger and integration-related costs associated with the Company’s acquisition activities. By excluding stock-based compensation expense, amortization of acquired intangible assets, and merger and integration-related costs, management can compare the Company’s operations to prior periods and to the operations of other companies in its industry who may have materially different unusual charges. Management does not consider any of stock-based compensation expense, amortization of acquired intangible assets, and merger and integration-related costs to be part of the Company’s operating activities or meaningful in evaluating the Company’s past financial performance or future prospects. Management believes that excluding these items is useful to investors because it is more representative of ongoing costs and therefore more comparable to historical operations. Non-GAAP net income and non-GAAP net income per share are primary financial indicators that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Management also uses these non-GAAP measures to make financial and operational decisions as these numbers exclude non-operational activities. These non-GAAP measures should not be considered measures of the Company’s liquidity. The Company’s definition of non-GAAP net income and non-GAAP net income per share may differ from similar measures used by other companies and may differ from period to period. Management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period and may modify non-GAAP net income and non-GAAP net income per share by excluding these expenses and gains.

     Reconciliation of Non-GAAP Net Income and Diluted Non-GAAP Net Income Per Share for the Three Months Ended December 31, 2010, September 30, 2010, and December 31, 2009 and the Twelve Months Ended December 31, 2010 and December 31, 2009 (Unaudited):

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009
Reconciliation of non-GAAP net income:
Net income	$14,510	$10,465	$9,075	$43,037	$17,106
Adjustments:
Stock-based compensation expense, net of taxes	2,898	2,826	1,824	10,129	7,137
Amortization of acquired intangible assets, net of taxes	292	274	194	1,130	461
Merger and integration-related costs, net of taxes	223	—	—	223	903
Gain on acquisition of business	—	—	(4,293)	—	(4,293)

Non-GAAP net income	$17,923	$13,565	$6,800	$54,519	$21,314

Reconciliation of diluted non-GAAP net income per share:
Net income per share	$0.21	$0.15	$0.14	$0.63	$0.28
Adjustments:
Stock-based compensation expense, net of taxes	0.05	0.05	0.03	0.15	0.12
Amortization of acquired intangible, assets net of taxes	—	—	—	0.02	0.01
Merger and integration-related costs, net of taxes	—	—	—	—	0.01
Gain on acquisition of business	—	—	(0.06)	—	(0.07)

Non-GAAP net income per share	$0.26	$0.20	$0.11	$0.80	$0.35

     Reconciliation of Expected Non-GAAP Net Income and Diluted Non-GAAP Net Income Per Share for the Year Ending December 31, 2011 (Unaudited):

Twelve Months Ending
December 31, 2011
Revenue	$300,000

Reconciliation of non-GAAP net income:
Net income	$53,300
Adjustments:
Stock-based compensation expense, net of taxes	19,100
Amortization of acquired intangible assets, net of taxes	1,100
Merger and integration-related costs, net of taxes	100

Non-GAAP net income	$73,600

Reconciliation of diluted non-GAAP net income per share:
Net income per share	$0.76
Adjustments:
Stock-based compensation expense, net of taxes	0.27
Amortization of acquired intangible assets, net of taxes	0.02
Merger and integration-related costs, net of taxes	0.00

Non-GAAP net income per share	$1.05

Acme Packet, Inc.
Other Operational Data
(in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009
Other operational data:
Depreciation and amortization	$2,177	$2,065	$1,588	$8,003	$5,377
Capital expenditures	$2,770	$4,479	$1,083	$13,316	$4,869

Acme Packet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$101,669	$90,471
Short-term investments	169,024	39,990
Accounts receivable, net	34,797	25,604
Inventory	6,662	4,372
Deferred product costs	3,572	3,400
Deferred tax asset	3,814	1,567
Income taxes receivable	10,034	350
Other current assets	3,176	2,360

Total current assets	332,748	168,114
Long-term investments	5,030	44,526
Property and equipment, net	17,156	6,437
Acquired intangible assets, net	9,468	11,228
Deferred tax asset, net	14,802	15,622
Other assets	940	799

Total assets	$380,144	$246,726

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$7,161	$3,895
Accrued expenses and other current liabilities	14,629	9,261
Deferred revenue	31,998	31,506

Total current liabilities	53,788	44,662

Deferred revenue	1,546	1,841

Deferred rent	4,265	—

Stockholders’ equity:
Common stock	71	65
Treasury stock, at cost	(37,522)	(37,522)
Additional paid-in capital	266,114	188,871
Other comprehensive income (loss)	34	(2)
Retained earnings	91,848	48,811

Total stockholders’ equity	320,545	200,223

Total liabilities and stockholders’ equity	$380,144	$246,726

Condensed Consolidated Statements of Cash Flow
(in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Cash provided by operating activities	$22,440	$15,808	$55,189	$45,147
Cash used in by investing activities	$50,995	$86,231	$104,767	$84,157
Cash provided by financing activities	$19,582	$2,093	$60,776	$3,758